                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------


          AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of the 7th day of June, 1999 by and between NORTON MCNAUGHTON OF SQUIRE, INC., a New York corporation (the "Company"), and PETER BONEPARTH (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and the Employee are parties to the Employment Agreement dated as of April 30, 1997 (the "1997 Agreement") and desire to amend and restate the 1997 Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1.  Employment, Term.
              ----------------

          1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the positions and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

          1.2 The term of the Employee's employment under this Agreement (the "Term") shall commence on the date hereof and shall terminate on November 1, 2003, unless sooner terminated in accordance with this Agreement.

          2.   Positions, Duties.  The Employee shall serve in the positions of
               -----------------
Chief Executive Officer, President and Chief Operating Officer of the Company in the New York City metropolitan area. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to him from time to time by the Board of Directors of the Company. The Employee shall report to the Board of Directors of the Company. During the Term, the Employee also agrees to serve in the New York City metropolitan area, if elected, as an officer and/or director of any parent, subsidiary or affiliate of the Company. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company. During the Term, the Company shall cause the Employee to be recommended for election to the Board of Directors of McNaughton Apparel Group Inc., a Delaware corporation (the "Parent"). Subject to the prior consent of the Board of Directors of the Parent, the Employee shall be permitted to sit on the boards of directors of other corporations not involving any conflict of interest with the Company or any member of the Company Group (as hereinafter defined).

          3.   Compensation.
               ------------

          3.1  Salary.  During the Term, in consideration of the performance by
               ------
the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a salary at a rate of $754,000 per annum, payable in accordance with the standard payroll practices of the Company.

          3.2  Bonus.  During the Term, in addition to the salary provided for
               -----
in Section 3.1, the Employee shall be eligible to participate in any bonus plan for executives of the Company in effect during the Term.

          4.  Expense Reimbursement.  During the Term, the Company shall
              ---------------------
reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies (in any case, as such policies are adopted from time to time by the Compensation Committee of the Board of Directors).

          5.   Benefits.
               --------

          5.1  Benefit Plans.  During the Term, the Employee will be entitled to
               -------------
participate in all employee benefit plans and programs offered by the Company (and, to the extent required by applicable law or this Agreement, approved by the Compensation Committee of the Board of Directors) from time to time to its employees of comparable seniority, subject to the provisions of such plans and programs as in effect from time to time.

          5.2  Vacation.  During the Term, the Employee shall be entitled to
               --------
paid vacation in accordance with Company policy for its executive employees.

          5.3  Life Insurance.  During the Term, subject to the continued
               --------------
availability on commercially reasonable terms, the Company will provide the Employee with $5 million term life insurance coverage. The beneficiary of such policy shall be the Employee's estate or other beneficiary so designated by the Employee.

          5.4  Disability.  During the Term, subject to the continued
               ----------
availability on commercially reasonable terms, the Company shall provide the Employee with disability insurance providing the same monthly disability benefit as in effect for the Employee immediately prior to the date hereof. The Company's obligations under Section 6.2 of this Agreement shall be subject to appropriate reduction for amounts paid to the Employee under disability insurance during the Disability Salary Continuation Period (as hereinafter defined), taking into account the tax treatment of such disability insurance payments.

          6.   Termination of Employment.
               -------------------------

          6.1  Death.  In the event of the death of the Employee during the
               -----
Term, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 accrued to the date of the Employee's death and not theretofore paid to the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 3.4 of the 1997 Agreement.

          6.2  Disability.  If during the Term the Employee shall become
               ----------
incapacitated by reason of physical or mental disability and shall be unable to perform his normal duties hereunder for a cumulative period of six (6) months in any period of twelve (12) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee upon notice to the other. In the event of such termination, subject to Section 5.4 of this Agreement, the Company shall continue to pay to the Employee the salary provided for in Section 3.1 for the remainder of the Term (the period of time during which the Company shall be required to continue to pay such salary, the "Disability Salary Continuation Period"). Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 3.4 of the 1997 Agreement and in Sections 8, 9, 10 and 11 hereof.

          6.3  Due Cause.  The employment of the Employee hereunder may be
               ---------
terminated by the Company at any time during the Term for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. After the satisfaction of any claim of the Company against the Employee incidental to such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 3.4 of the 1997 Agreement and in Sections 8, 9, 10 and 11 hereof. For purposes of this Agreement, "Due Cause" shall mean (a) the Employee's gross negligence or willful misconduct in bad faith in the discharge of his duties and responsibilities to any member of the Company Group (as defined in Section 10 below), as determined by the Board of Directors of the Company (other than the Employee if he is a member of such at the time), (b) the Employee's material and repeated failure to obey appropriate directions from the Board of Directors of the Company, (c) any willful or purposeful act or omission of the Employee taken or omitted in bad faith and intended to materially injure, and which had the effect of materially injuring, the business or business relationships of any member of the Company Group or (d) the Employee's conviction or other adjudication of (1) a felony or
(2) any crime or offense involving fraud; provided, however, that the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts.

          6.4  Other Termination by the Company.  The Company may terminate the
               --------------------------------
Employee's employment at any time during the Term for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee the salary provided for in Section 3.1 for the remainder of the Term (the period of time during which the Company shall be required to continue to pay such salary, the "Salary Continuation Period"). In either case, the Employee shall be required to seek subsequent employment in good faith and upon obtaining subsequent employment shall inform the Company that he obtained such employment and to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such salary continuation by the Company. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 3.4 of the 1997 Agreement and in Sections 7, 8, 9, 10 and 11 hereof.

          7.   Consulting Agreement.
               --------------------

          7.1 In the event that (1) (i) the Employee shall remain in the employ of the Company on November 1, 2003 and (ii) on or prior to November 1, 2003 the Company shall have not offered to the Employee to extend the Term for at least one year and otherwise on the terms and conditions set forth herein, or (2) the Employee's employment hereunder shall have been terminated by the Company pursuant to Section 6.4 hereof before the end of the Term, then, subject to
Section 7.4 hereof, the Company hereby agrees to retain the Employee to provide consulting and advisory services on a project-by-project basis to the Company
(I) in the case of the circumstances set forth in clause (1) above, during the period commencing on November 2, 2003 and terminating on November 2, 2004 or
(II) in the use of the circumstances set forth in clause (2) above, during the one-year period following the date of a termination of employment by the Company pursuant to Section 6.4 hereof (the applicable one-year period contemplated by clauses (I) or (II), the "Consulting Term"). During the Consulting Term, the Employee shall provide such consulting and advisory services to the Company as may be agreed to between the Employee and the Board of Directors of the Company. Unless a greater amount of time is agreed to by the Employee, the Employee shall devote up to 15 hours per week to the mutually agreed upon consulting and advisory services, if any, hereunder, provided that, to the extent feasible, such services may be conducted telephonically outside of the Company's offices and the Employee's performance of such duties and responsibilities does not materially interfere with any obligations of the Employee to provide services to any activity or business venture which is not in violation of Section 10 hereof. Subject to Section 7.2 hereof, during the Consulting Term, in consideration of the performance by the Employee of services set forth in this Section 7.1, the Company shall pay the Employee, and the Employee shall accept, a consulting fee (the "Fee") (payable on the 15th day of each month for the month in which the payment occurs) in an amount per month equal to either (a) in the event that this Agreement is not amended after the date hereof to adjust the salary set forth in Section 3.1 hereof payable thereunder, $62,500 or (b) in the event that this Agreement is amended by the Company and the Employee after the date hereof to adjust the salary set forth in Section 3.1 hereof, the aggregate monthly consideration payable to the Employee by the Company under Section 3.1 of this Agreement as so amended.

          7.2 In the event of the death of the Employee during the Consulting Term, the Company shall continue to pay the Fee to the estate or other legal representative of the Employee in accordance with the terms hereof, all notwithstanding the death of the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company, if applicable to the Employee, shall be continued subject to the provisions of such plans and programs. Except as aforesaid, in the event of the death of the Employee during the Consulting Term, neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement other than pursuant to Section 3.4 of the 1997 Agreement.

          7.3 The Employee shall perform his duties and responsibilities during the Consulting Term as an independent contractor. Nothing in this Section 7 shall be deemed to create a partnership, joint venture or employment relationship between the Employee and the Company during the Consulting Term or thereafter. Anything to the contrary herein notwithstanding, all payments required to be made by the Company during the Consulting Term shall be subject to Section 20 hereof.

          7.4 Notwithstanding anything to the contrary contained herein, the agreements and obligations of the Company set forth in this Section 7 may be terminated at any time during the Consulting Term for Due Cause by notice from the Company to the Employee (the "Due Cause Notice"). In the event of such termination, the Company shall pay to the Employee the Fee, if any, accrued to the date of termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company, if applicable to the Employee, shall be continued subject to the provisions of such plans and programs. After satisfaction of any claim of the Company against the Employee arising from such Due Cause, following the date of the Due Cause Notice, neither the Employee nor the Company shall have any rights or obligations under this Agreement, except as provided in Section 3.4 of the 1997 Agreement and in Sections 8, 9, 10 and 11 hereof.

          8.   Confidential Information.
               ------------------------

          8.1 The Employee shall, during the Term and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee, are the exclusive property of the Company and the Employee agrees to return such material to the Company promptly upon the termination of the Employee's employment with the Company.

          8.2 For the purposes hereof, the term "confidential material" shall mean all information acquired by the Employee in the course of the Employee's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or any member of the Company Group or the customers of the Company or any member of the Company Group, including, without limitation, all information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company or any member of the Company Group and/or any improvements therein, all sales and financial information concerning the Company or any member of the Company Group, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any member of the Company Group which is furnished to the Employee by the Company or any member of the Company Group or any of their respective employees (current or former), agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Employee, (b) was available to the Employee on a non-confidential basis prior to his employment with the Company or
(c) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents, franchisees, creditors, suppliers, lessors, lessees or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

          9.  Inventions.  Any and all inventions, innovations or improvements
              ----------
("inventions") made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

          10.  Non-Competition.  The Employee acknowledges that the services to
               ---------------
be rendered by him to the Company are of a special and unique character. In consideration of his employment hereunder, the Employee agrees, for the benefit of the Company and members of the Company Group, that he will not, during the period of his employment with the Company and thereafter for the Applicable Period (as hereinafter defined) commencing on the date of termination of his employment with the Company, (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) one percent (1%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, anywhere in the United States, in any activity or business venture which is in competition with the business then conducted by the Company (presently, the manufacture, merchandising, distribution and sale of women's clothing), any of its subsidiaries or any of its corporate parents or affiliates (including, without limitation, McNaughton Apparel Group Inc., Miss Erika, Inc. and Jeri-Jo Knitwear, Inc., each a Delaware corporation, and McNaughton Apparel Holdings Inc., a South Carolina corporation) (collectively, the "Company Group"), (b) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who is (at the applicable time) an officer, employee or consultant of any member of the Company Group, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of a member of the Company Group, and the Employee agrees not to employ, directly or indirectly, any person who was an officer or employee of any member of the Company Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of any member of the Company Group, or (c) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any customer or prospective customer of any member of the Company Group, either for his own account or for any individual, firm or corporation. As used herein, the term "Applicable Period" shall mean, (i) in the case of termination of employment pursuant to Section 6.4 of the Agreement, the Salary Continuation Period (determined without regard to the Employee's duty to offset as specified in such Section 6.4), and (ii) in the case of any other termination of employment with the Company hereunder or otherwise, three (3) years.

          11.   Equitable Relief, Etc.
                ---------------------

          11.1 In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 8, 9 or 10 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have with respect to any such breach or threatened breach.

          11.2 The Company and the Employee understand and agree that in any lawsuit or other proceeding between any of them with respect to Sections 8, 9 or 10 hereof, the prevailing party in such lawsuit or proceeding shall be entitled to recover from the other party in such lawsuit or proceeding, and such other party hereby agrees to pay such prevailing party, for all costs and expenses, including attorneys' fees, incurred by such prevailing party in the defense, prosecution or investigation of the matters which are the subject of such lawsuit or proceeding.

          12.   Successors and Assigns.
                ----------------------

          12.1  Assignment by the Company.  The Company shall require any
                -------------------------
successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

          12.2  Assignment by the Employee.  The Employee may not assign this
                --------------------------
Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company (other than the Employee if he is a member of such Board at the time); provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

          13.  Governing Law.  This Agreement shall be deemed a contract made
               -------------
under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State.

          14.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
and representations between the parties hereto pertaining to the subject matter hereof. Except for Section 3.4 of the 1997 Agreement which shall remain in full force and effect (it being agreed that references in Section 3.4 (d) of the 1997 Agreement to "this Agreement" shall mean and refer to this Agreement and to "Term" shall mean and refer to the Term under this Agreement), this Agreement supersedes (or in the case of the 1997 Agreement, amends and restates the 1997 Agreement in its entirety as set forth herein) all understandings and agreements, whether oral or in writing, if any, previously entered into by the Company or any other member of the Company Group with the Employee in any way relating to the employment of the Employee by the Company or any other member of the Company Group, all of which agreements and understandings are hereby terminated (or in the case of the 1997 Agreement, amended and restated in its entirety as set forth herein) and all rights and entitlements thereunder are hereby waived and released.

          15.  Amendment, Modification, Waiver.  No provision of this Agreement
               -------------------------------
may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by representatives of the Company (other than the Employee) who have been duly authorized by the Board of Directors of the Company to do so (other than the Employee if he is a member of such Board at the time). Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

          16.  Notices.  Any notice to be given hereunder shall be in writing
               -------
and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

          If to the Company:
                    c/o McNaughton Apparel Group Inc.
                    463 Seventh Avenue
                    New York, New York  10018
                    Attention:  Compensation Committee and
                                        Secretary

          If to the Employee:
                    Peter Boneparth
                    250 Briarwood Crossing
                    Lawrence, New York 11559


          With a copy to:
                    Richard E. Haftel, Esq.
                    Modlin Haftel & Nathan LLP
                    777 Third Avenue
                    New York, New York 10017

          17.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or any breach thereof, shall, except as provided in Section 10, be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York. The arbitration award shall include an award of attorneys' fees and costs to the prevailing party as determined by the arbitrator.

          18.  Severability.  Should any provision of this Agreement be held by
               ------------
a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this

Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          19.  Authority.  The Company represents and warrants to the Employee
               ---------
that the execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and that this Agreement has been duly executed and delivered on behalf of the Company.

          20.  Withholding.  Anything to the contrary notwithstanding, all
               -----------
payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

          21.  Subsidiaries, etc.  The Employee shall be deemed to resign as an
               ------------------
officer and director of the Company and of any parent, subsidiary or affiliate of the Company upon termination of his employment with the Company under this Agreement or otherwise.

          22.  Survivorship.  The respective rights and obligations of the
               ------------
Employee and the Company hereunder shall survive any termination of the Term or of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          23.  Titles.  Titles of the sections of this Agreement are intended
               ------
solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          24.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one document.

                            *          *          *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              NORTON MCNAUGHTON OF SQUIRE, INC.



                              By: /s/ Sanford Greenberg
                                  ---------------------
                                  Title: Chairman of the Board


                              EMPLOYEE:



                              /s/ Peter Boneparth
                              -------------------
                              Peter Boneparth

For good and valuable consideration,
the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees to cause the Company to perform, and hereby guarantees to the Employee that the Company will perform, all of the Company's agreements and covenants contained herein.

MCNAUGHTON APPAREL GROUP INC.


By  /s/ Sanford Greenberg
    ---------------------------
Title:    Chairman of the Board